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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  May 28, 2002



                             CT COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    NORTH CAROLINA                        0-19179                  56-1837282
    (STATE OR OTHER                     (COMMISSION               (IRS EMPLOYER
     JURISDICTION                      FILE NUMBER)               IDENTIFICATION
  OF INCORPORATION)                                                  NUMBER)



CT COMMUNICATIONS, INC.
1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA                                     28026-0227

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (704) 722-2500



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         CT Communications, Inc. announced on May 28, 2002 the reassignment of duties among its current executive team and the addition of a new executive. According to Michael R. Coltrane, CEO, the changes will assist the Company in its continued efforts to develop and implement strategic planning, as well as increase its capacity to manage operations in the rapidly changing telecommunications industry.

         Barry R. Rubens, currently Senior Vice President, Chief Financial Officer, Secretary and Treasurer has been named Senior Vice President - Strategic Planning and Chief Development Officer. In his new position, Mr. Rubens will direct the Company's strategic planning activities, its outside joint ventures, its investment activities, the development of business opportunities and manage its government and regulatory affairs. Rubens will continue to hold the position of Secretary.

         Matthew J. Dowd, currently CEO of Wavetel, a wholly-owned subsidiary of the Company, has been named a Senior Vice President of the Company. In addition to his continued responsibility for Wavetel, Dowd will be responsible for the Company's Wireless, CLEC, Greenfield, and Internet business units.

         James E. Hausman will join the Company on a full-time basis on July 1 as Senior Vice President and Chief Financial Officer of the Company. Mr. Hausman will be responsible for the Company's finance, accounting, information technology, and investor relations. During a transition period, Barry Rubens will continue to handle investor relations and certain finance and accounting matters.

         "Much of the current success and stability we enjoy as a company can be traced to the effectiveness of our strategic planning process since Barry Rubens joined the company nearly ten years ago," said Coltrane. "With the changing national and regional economies and the dramatic fluctuations in the telecommunications industry, effective strategic planning and sound corporate development are now even more crucial to our future success. With the reassignment of duties, Barry will be able to devote more time to these critical parts of our business."

         "Both Matt and Jim bring a wealth of experience to their new positions and will greatly enhance the depth and capacity of our executive team," added Coltrane. "Prior to becoming CEO of Wavetel in 2000, Matt held executive positions for other telecommunication companies for almost 20 years and Jim is a CPA who served as Chief Financial Officer of Houston Cellular for more than 11 years."

               CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance services, Internet and data services and digital wireless services.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)               Exhibits.

99.1 Press Release, dated May 28, 2002, announcing the reassignment of duties among its current executive team and the addition of a new executive.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CT Communications, Inc.


Date: May 30, 2002                             By: /s/ Amy M. Justis
                                                  ------------------------------

                                                   Amy M. Justis
                                                   Vice President - Finance




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                                  EXHIBIT INDEX


Exhibit No.       Exhibit
-----------       -------

99.1 Press Release, dated May 28, 2002, announcing the reassignment of duties among its current executive team and the addition of a new executive.